BEFORE THE ARIZONA STATE BOARD OF NURSING

IN THE MATTER OF ASPEN UNIVERSITY BACHELOR'S OF SCIENCE IN NURSING ("BSN") REGISTERED NURSE PROGRAM NO. US96510000 ISSUED TO: ASPEN UNIVERSITY 4615 EAST ELWOOD STREET, SUITE 100 PHOENIX, AZ 85040 RESPONDENT	**FIRST AMENDMENT TO:** **CONSENT AGREEMENT for VOLUNTARY SURRENDER** **&** **ORDER NO. 201202RN96510000 and** **220204RN9651000**

CONSENT AGREEMENT

Pursuant to a request from Aspen University BSN Registered Nurse Program ("Respondent"), the Arizona State Board of Nursing ("Board") hereby amends Consent Agreement for Voluntary Surrender and Orders No. 201202RN96510000 and 220204RN9651000 ("Order"). Respondent understands and agrees that, other than the specific modifications contained in this FIRST Amendment, all other terms and conditions of Orders No. 201202RN96510000 and 220204RN9651000, remain in effect.

On February 23, 2023, the Board issued a Notice of Intent to Lift Stay of Voluntary Surrender & Orders No. 201202RN96510000 and 220204RN9651000 ("Notice") and is currently conducting several complaint investigations regarding Respondent. In lieu of a further proceedings on these issues, the Notice, or the pending investigations, Respondent agrees to issuance of this FIRST Amendment to the Order and waives any and all rights to a hearing, rehearing, appeal or judicial review relating to these matters. Respondent further waives any and all claims or causes of action, whether known or unknown, that Respondent may have against the

State of Arizona, the Board, its members, officers, employees and/or agents arising out of this matter.

Respondent understands that all investigative materials prepared or received by the Board concerning these violations and all notices and pleadings relating thereto may be retained in the Board's file concerning these matters.

Respondent understands the right to consult legal counsel prior to entering into this Amendment and such consultation has either been obtained or is waived.

Respondent understands that this Amendment is effective upon its acceptance by the Board and by Respondent as evidenced by the respective signatures thereto. Respondent's signature obtained via facsimile shall have the same effect as an original signature. Once signed by Respondent, the Agreement cannot be withdrawn without the Board's approval or by stipulation between Respondent and the Board's designee. The effective date of this Order is the date the Amendment is signed by the Board and by Respondent. If the Amendment is signed on different dates, the later date is the effective date.

Respondent acknowledges and agrees that the acceptance of this Amendment is solely to settle these Board matters and does not preclude the Board from instituting other proceedings as may be appropriate now or in the future, limited to potential violations of high risk to public safety.

Furthermore, and notwithstanding any language in this Amendment, this Amendment does not preclude in any way any other state agency or officer or political subdivision of this state from instituting proceedings, investigating claims, or taking legal action as may be appropriate now or in the future relating to this matter or other matters concerning Respondent, including but not limited to, violations of Arizona's Consumer Fraud Act. Respondent

acknowledges that, other than with respect to the Board, this Amendment makes no representations, implied or otherwise, about the views or intended actions of any other state agency or officer or political subdivision of the state relating to this matter or other matters concerning Respondent.

Jenny Erkfitz, EdD, MSN, RN,
Dean of BSN Pre-licensure Nursing
Signature of Approved Respondent Representative

3/23/23
Date

ARIZONA STATE BOARD OF NURSING

Joey Ridenour, R.N., M.N., F.A.A.N.
Executive Director

ORDER

With the consent of Respondent, the Board hereby issues the following Amendment to the Order:

A. Respondent's consent to the terms and conditions of the Amendment and waiver of public hearing, if any were available, is accepted.

B. All prior terms of the Order remain in effect, unless expressly modified by this Amendment.

C. Respondent agrees, upon acceptance of this Amendment agreement by the Board, to stipulate to the dismissal of Maricopa County Superior Court Case CV 2023-004260, with prejudice. Respondent and the Board agree that each side shall bear their own costs and attorneys' fees

D. **Additional terms** (all additional requirements shall be at Respondent's expense):

1. Respondent is currently engaged in the teach out of its program. To ensure that the program provides minimum instruction and learning opportunities, including clinical opportunities, to meet basic standards of educational practice and legal requirements, and to establish a process by which Respondent is informed of Board concerns about the program and an opportunity to address those concerns, Respondent and the Board agree to the following additional terms.

1. Consultant: Respondent shall retain a consultant to independently assess Respondent's program, and shall provide monthly reports to the Board. Utilizing objective factors identified by Board staff and the consultant, the consultant shall provide in the monthly reports an assessment as to whether Respondent's teach out program is "provid[ing] minimum instruction and learning opportunities, including clinical opportunities, to meet basic standards of educational practice and legal requirements," as required by the Order. The Consultant will:

a. Confirm that the content of Respondent's clinical match nurse practice minimum standards, involve appropriate activities, and that Respondent employs standard skills testing for minimum clinical competencies; and

b. Determine whether Respondent employs appropriate examinations and use of proctored examinations for the remaining courses in the teach out.

2. Ombudsperson: Respondent shall retain an Arizona-licensed nurse with a masters in nursing education, and with expertise specifically clinical nursing education, who shall act as an Ombudsperson, approved by the Board, to oversee Respondent's clinicals to ensure that students receive appropriate instruction and supervision, that student hours are accurately recorded, and that students are accountable if hours are not met for a clinical. The Ombudsperson

shall provide weekly reports, with issues identified by the Ombudsperson and/or other content as agreed upon by Board staff and the Ombudsperson, to the Consultant and to Board staff. The Ombudsperson shall ensure that clinicals provide students with experiences that develop their ability to apply core principles of registered nursing through client care, faculty supervision and instruction, and are compliant with A.A.C. R4-19-101 definitions of "client" and "clinical instruction"; and R4-19-206(C).

3. Clinicals: Respondent's clinicals must include, for each clinical experience experiences that develop students' ability to apply core principles of registered nursing through client contact (as defined by A.A.C. R4-19-101),, faculty supervision and instruction, RN practice content, accurate hours recording, accountability if hours are not met, and standard skills testing for minimum clinical competencies. Students may not progress in the program if they do not complete the specified hours, the specified type of clinical, or if they fail to pass the skills testing for a course after being given a set number of attempts that are consistently applied. All clinical hours must involve experiences that develop students' ability to apply core principles of registered nursing. Only the assigned clinical faculty members may approve student hours and grades for each class.

4. Monthly Reports: Respondent shall include the following additional information in its monthly reports:

a. The specific assigned clinical locations and faculty for scheduled courses for the session;

b. The identification of any student(s) who have not met the specified hours in a specified type of clinical, with continued reporting on the student's status.

c. The identification of any student(s) who had not passed skills testing, with continued reporting on the student's status.

d. An identification of each test given and whether the test was proctored; and

e. An identification of any course Aspen offers in which testing is provided by the vendor or conducted through a software platform.

f. The identification of cohort data to include the number of students who were admitted and started with the cohort, the number of students from the original cohort who left the program in a prior session and will not return, the number of students who left the cohort during this session who will not return to the program, and reasons for attrition (including withdrawals, administrative drops, dismissals, and course failures).

g. An expansion of current reporting for course examinations and evaluation data to include the number of students who started the class, midterm and final class means, the number of students who fail the first time, and the number of students who failed the course.

5. Testing & Course Progression:

a. Respondent will promptly implement whatever changes the Consultant indicates need to be made to its testing content and procedure.

b. In addition, testing security must meet minimum standards of educational practice. This means that tests must not be released online except through a secure system such as Elsevier, D2L, or Kaplan, midterms and finals must be proctored, and students may not take midterm and final exams on

their own devices on their own schedule and submit online without proctoring. Tests must be of adequate quality so that they measure required RN nursing competencies.

c. Students cannot be permitted to progress in the program if they do not demonstrate they have adequate understanding of the course content. This means that students cannot fail their midterms and/or finals and still pass the course and progress in the program. Failing midterms and finals shall cause the student to be offered quality remediation and retaking the course if the student cannot pass the midterm or final on a second attempt, after remediation.

6. Process and Requirements for Potential Review of Lifting of Stay of Voluntary Surrender:

a. If, after receiving Respondent's monthly reports, or reports from the Consultant and the Ombudsperson, or if such reports are not received, Board staff may identify a "systemic problem" in Respondent's teach out program, effective with the session beginning April 25, 2023.

b. A "systemic problem" involves Respondent failing to: (i) require students to pass midterms and final exams to be able to pass a course; and/or (ii) use proctored exams for midterms and final exams; and/or (iii) require that clinical hours include experiences that develop students' ability to apply core principles of registered nursing through client contact, faculty supervision and instruction; (iv) and/or provide

timely reports to the Board as required by this Amendment and the prior Voluntary Surrender agreement.

c. In identifying a systemic problem, Board staff shall only rely upon verified evidence of systemic problems, including findings from the Ombudsperson or Respondent's Consultant, and/or from documents and/or sources known to Board staff.

d. Should Board staff identify a systemic problem, the following procedures will apply:

1. Notification, Two Week Response: Board staff will first notify, in writing, Respondent's representatives, including the Ombudsperson and Respondent's Consultant of the identified systemic problem(s).

2. Respondent may notify its accreditor of the Notice but may not provide the accreditor with a copy of the Notice without written consent of Board staff.

3. Respondent will not disclose to students or faculty its receipt of the Notice or its content, but may provide notice of a scheduled site visit.

4. Respondent shall submit a written response to the Notice or its content within 14 calendar days.

i. If Respondent disputes the basis for the Notice, Respondent, the Consultant, and Board staff shall personally meet to discuss the dispute within the 14 day period.

ii. If Respondent does not dispute the Notice, it shall submit the plan of correction with its response within the 14 calendar day period.

iii. Board staff will approve or provide a request for additional information to Respondent's plan of correction within 7 calendar days.

iv. If Board staff submits a request for additional information, Respondent shall provide the amended plan of correction within 7 days.

5. Respondent may inform its accreditor of its Response to the Notice and provide the accreditor with a copy of any submitted action plan of correction.

e. Site Visit: If, after a reasonable period of time for the corrective action plan to be implemented and results to be evidenced as agreed upon by Board staff and Respondent and Board staff determines that it has not received adequate evidence of a remediation plan and/or remediation of any systemic problem(s), Board staff shall coordinate with Respondent to schedule and conduct a site visit to further investigate the systemic problem(s). During the site visit, Respondent shall cooperate with the Board by providing unfettered access to its faculty, staff, students, and reasonably accessibly accessible records. Board staff shall meet with students and faculty selected by Board staff, and review any records it deems relevant and necessary to review.

f. Remediation Meeting: After the site visit, if Board staff determines that the systemic problem(s) still exist and are not being adequately corrected, Board staff shall notify Respondent, the Consultant, and the

Ombudsperson, in writing, of the ongoing systemic problem(s), and both parties shall agree to a remediation meeting to be scheduled within 14 calendar days, with Board staff representatives, Respondent's representatives, the Consultant, and the Ombudsperson in attendance. At this meeting, all issues shall be discussed and Respondent shall have the opportunity to present a supplemental remediation plan to correct the systemic problem(s), which will be Board-approved.

g. <u>10 Day Notice by Board Staff</u>: After this remediation meeting, if Board staff has evidence that the supplemental remediation plan after a reasonable period of time for it to be implemented and changes evident as agreed upon by Board staff and Respondent and the systemic problem(s) still exist, it shall provide Respondent with a minimum 10 day written notice containing the specific unremediated systemic problem(s) that Board staff intends to present as information to the Board. During this 10 day notice period, Respondent may submit additional documents for consideration by the Board.

h. <u>Board Consideration</u>: At the Board meeting at which Respondent's compliance with the action plan of correction and/or the remediation plan is considered, Respondent shall have the opportunity to address the Board, as will the consultant and the Ombudsperson. After considering all of the evidence and statements before it, the Board may, without further notice, make a finding that there are systemic problems as defined in paragraph (a), above, exist that have not been remediated by Respondent after

adequate opportunity, and may lift the stay of Voluntary Surrender and thereby close the program and terminate the teach out.

i. Release from Litigation: The Board agrees to follow the process as described, above, and Respondent agrees that it shall not seek judicial intervention related to any part of this process, Board action taken as a result of this process, including any decision to lift the stay, or Board action related to this Agreement or prior agreements with the Board.

D. This Order becomes effective upon the Board's and Respondent's acceptance of the Consent Agreement. The effective date of this Order is the date the Consent Agreement is signed by Respondent and accepted by the Board or its designee. If the Consent Agreement is signed on different dates, the later date is the effective date.

ARIZONA STATE BOARD OF NURSING

Joey Ridenour, R.N., M.N., F.A.A.N.
Executive Director

Dated: 3/23, 2023

JR/ (EM)

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Emailed this 23rd day of March, 2023 via Virtru to:

Geoffrey M.T. Sturr
Osborn Maledon, P.A.
2929 N. Central Avenue, Suite 2100
Phoenix, Arizona 85012
gsturr@omlaw.com
Attorneys for Respondent

Aspen University
4615 East Elwood Street, Suite 100
Phoenix, AZ 85040
Jenny Erkfitz, EdD, MSN, RN
Dean of BSN Pre-licensure Nursing
jenny.erkfitz@aspen.edu

By: Yolanda Pickett
Administrative Assistant III